UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2010
Breeze-Eastern Corporation
(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-07872 (Commission File Number)	95-4062211 (IRS Employer Identification Number)

35 Melanie Lane
Whippany, New Jersey (Address of Principal Executive Offices)	07981 (Zip Code)
Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5— Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 14, 2010, Jay Harris resigned his position as a director of Breeze-Eastern Corporation (the “Company,” “we” or “us”). Mr. Harris indicated that other demands on his time made it unlikely that he would be able to dedicate the time necessary to fulfill his role as a director of the Company going forward. Mr. Harris’s resignation was not a result of any disagreement with us over policies, practices, or procedures.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
Dated: November 16, 2010	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer, Treasurer and Secretary